Exhibit 2.2

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement and Plan of Merger (this “Amendment”) is effective as of August 19, 2019, by and between Callon Petroleum Company, a Delaware corporation (“Parent”), and Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”).

RECITALS

WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Merger, dated as of July 14, 2019 (the “Merger Agreement”);

WHEREAS, in accordance with Section 8.11 of the Merger Agreement, Parent and the Company desire to amend the Merger Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Parent and the Company agree as follows:

Section 1.    Definitions. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement, as amended hereby.

Section 2.    Amendments to the Merger Agreement. The Exhibits to the Merger Agreement are hereby amended by deleting Exhibit A (Form of Parent Charter Amendment) of the Merger Agreement in its entirety and replacing it with a revised Exhibit A attached hereto as Exhibit A.

Section 3.    References to and Effect on Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” or words of similar import referring to the Merger Agreement, and any reference to the Merger Agreement in any other agreements, instruments and documents executed and delivered in connection therewith, shall mean the Merger Agreement as amended by this Amendment. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Merger Agreement to the same extent as if fully set forth verbatim therein. Except as set forth in this Amendment, the terms of the Merger Agreement are unchanged and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Parent or the Company under the Merger Agreement, nor constitute a waiver of any provision of the Merger Agreement.

Section 4.    Governing Law. This Amendment and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, except that notwithstanding the foregoing, issues related to the Merger, general corporation law and other provisions set forth herein that are required to be governed by the TBOC shall be covered by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

Section 5.    Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other party. Signatures to this Amendment transmitted by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.    Headings. Headings of the Sections of this Amendment are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CARRIZO OIL & GAS, INC.

By:	/s/ S.P. Johnson IV

Name: S.P. Johnson IV
Title: President and Chief Executive Officer

CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto, Jr.

Name: Joseph C. Gatto, Jr.
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]

EXHIBIT A

(See attached.)

Exhibit A

FORM OF CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CALLON PETROLEUM COMPANY

The undersigned, Michol L. Ecklund, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Callon Petroleum Company.

SECOND: This Amendment (the “Amendment”) to the Certificate of lncorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the annual meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD: The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

“The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 750,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does, verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this [●] day of [●], [●].

Callon Petroleum Company

By:

Michol L. Ecklund, Corporate Secretary